Exhibit 3.2
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                                  BY-LAWS

                                     OF

                         CRIMSON ACQUISITION CORP.



                                 ARTICLE I

                                  OFFICES


          1.1.  Registered Office and Agent. -- The registered office of the Corporation in the State of Alabama is at 60 Commerce Street,

Montgomery, AL 36104.  The registered agent of the Corporation at that office is The Corporation Company.

          1.2.  Places of Business. --  Places of business or offices may be established at any time by the board of directors (the board) at any place or places where the Corporation is qualified to do business or where qualification is not required.


                                 ARTICLE II

                                SHAREHOLDERS

          2.1.  Annual Meeting. - The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting.  The meeting shall be held at the time and at the place determined by the board.  At the meeting, the shareholders shall elect directors and transact any other business that properly comes before the meeting.

          2.2.  Special Meetings. -- A special meeting of shareholders may be called for any purpose by the president or the board.  The meeting shall be held at the time and at the place determined by the president or the board.  A special meeting shall be held upon not less than ten nor more than sixty
























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days written notice of the time, place, and purposes of the meeting.

          2.3.  Action Without Meeting. -- The shareholders may act without a meeting by written consent or consents pursuant to the Alabama Business

Corporation Act Sec. 10-2B-7.04.  The written consent or consents shall be filed in the minute book.

          2.4.  Quorum. -- Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the articles of incorporation or the Alabama Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter, but in no event shall a quorum consist of less than one-third of the votes entitled to be cast on the matter by the voting group.  Once a share is represented for any purpose at a meeting, it is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting.  If a quorum is present when a vote is taken, action on a matter

(other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Constitution of Alabama as the same may be amended from time to time, the articles of incorporation, or the

Alabama Business Corporation Act require a greater number of affirmative votes.  An amendment of articles of incorporation adding, changing, or deleting a quorum or voting requirement for a voting group greater than specified must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting

































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requirements then in effect or proposed to be adopted, whichever is greater.

          2.5.  Presiding Officer. -- The president shall preside at all shareholder meetings unless the board of directors designates another person to preside.


                                ARTICLE III

                             BOARD OF DIRECTORS

          3.1.  Number and Term of Office -- The number of directors that shall constitute the board of directors shall be not less than one nor more than fifteen, the actual number to be determined by the shareholders or, if the articles of incorporation so provide, by the board.  After shares are issued, only the shareholders may change the minimum and maximum number of directors, but no decrease shall have the effect of shortening the term of any incumbent director.  The first board of directors shall consist of three members.  Directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

          3.2.  Regular Meetings. -- A regular meeting of the board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business that may come before the meeting.  The board may decide to have additional regular meetings that may be held without notice.

          3.3.  Special Meetings. -- A special meeting of the board may be called for any purpose at any time by the president


























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or by two directors.  The meeting shall be held upon not less than one hours notice if given by telegram, orally (either by telephone or in person), or by facsimile transmission, upon not less than three days notice if given by overnight courier delivery service, or upon not less than five days notice if given by depositing the notice in the United States mails,

first class postage prepaid.  The notice shall be effective upon the first to occur of the following:  (i) when received, (ii) when communicated in a comprehensible manner, if given orally, (iii) on the date shown on the return receipt signed on behalf of the addressee, if sent by registered or certified mail, return receipt requested, or (iv) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed.  The notice shall specify the time and place, and may, but need not, specify the purposes, of the meeting.

          3.4.  Action Without Meeting. -- The board may act without a meeting if, prior or subsequent to the action, each member of the board consents in writing to the action.  The written consent or consents shall be filed in the minute book.

          3.5.  Use of Communications Equipment. -- Any director may participate in a meeting of the board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

          3.6.  Quorum. -- The presence at a meeting of persons entitled to cast a majority of the votes of the entire board shall constitute a quorum for the transaction of business.































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          3.7.  Votes Required. -- Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the board.

          3.8.  Vacancies in Board of Directors. -- Unless the articles of incorporation provide otherwise, if a vacancy occurs on a board:

          1.   The Shareholders may fill the vacancy, whether resulting

     from an increase in the number of directors or otherwise; or

          2.   The board may fill the vacancy, except that the directors

     shall have the power to fill a vacancy resulting from an increase in the number of directors only if expressly provided for in the articles of incorporation; or

          3.  If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office.

          If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date as provided by the Alabama Business

Corporation Act or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.


                                 ARTICLE IV
































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                             WAIVERS OF NOTICE

          Any notice required by these by-laws, by the articles of

incorporation, or by the Alabama Business Corporation Act may be waived in writing by any person entitled to notice.  The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived.  A director's or shareholder's attendance at or participation in a meeting (i) waives objection to lack of any required notice or defective notice of the meeting unless such person at the beginning of the meeting

(or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and, in the case of a board meeting, the director does not thereafter vote for or assent to action taken at the meeting; and

(ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter before action is taken on the matter.

















































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                                 ARTICLE V

                                  OFFICERS

          5.1.  Election. -- At its regular meeting following the annual meeting of shareholders, the board shall elect a president, a treasurer, a secretary, and it may elect any other officers, including one or more vice presidents, as it shall deem necessary.  One person may hold two or more offices.  Each officer shall serve at the pleasure of the board and shall be subject to removal at any time, with or without cause.

          5.2.  Duties and Authority of President. -- The president shall be chief executive officer of the Corporation.  Subject only to the authority of the board, the president shall have general charge and supervision over, and responsibility for, the business and affairs of the

Corporation.  Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the president.  The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the board.  The president shall have the general powers and duties of management usually vested in the office of president of a business corporation.

          5.3.  Duties and Authority of Vice Presidents. -- Each vice president shall perform the duties and have the authority that may be delegated to him or her from time to time by the president or by the board.

In the absence of the president, or































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in the event of the president's death, inability, or refusal to act (unless the board determines otherwise) the vice president designated as successor for these purposes by the board or, if there is none, the most senior vice president, shall perform the duties and be vested with the authority of the president.

          5.4.  Duties and Authority of Treasurer. -- The treasurer shall have custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the Corporation.  The treasurer shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to him or her by the president or the board.

          5.5.  Duties and Authority of Secretary. -- The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings and written consents of the shareholders and the board.  The secretary shall perform such other duties and possess such other powers as are incident to the office of secretary or as shall be assigned to him or her by the president or the board.


                                 ARTICLE VI

                    AMENDMENTS TO AND EFFECT OF BY-LAWS

          6.1.  Force and Effect of By-Laws. -- These by-laws are subject to the provisions of the Alabama Business Corporation Act and the

Corporation's articles of incorporation, as each may be amended from time to time.  If any provision in these by-laws is inconsistent with a provision in that Act or the articles of




























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incorporation, the provision of that Act or the articles of incorporation shall govern.

          6.2.  Amendments to By-Laws. (a)  Subject to any additional limitations contained in the articles of incorporation or the Alabama

Business Corporation Act, these by-laws may be amended or repealed by the shareholders or the board; provided, however, that the board may not amend or repeal (i) the bylaws if the articles of incorporation or the Alabama

Business Corporation Act reserve this power exclusively to the shareholders in whole or in part; (ii) any by-law provision which prohibits the board from amending or repealing such provision; or (iii) any by-law provision that fixes a greater quorum or voting requirement for the board if such provision was originally adopted by the shareholders.

          (b)  In addition to the limitations contained in Section 2(a)

above, the adoption or amendment of a bylaw provision that adds, changes,

or deletes a greater quorum or voting requirement for shareholders or the board, as the case may be, must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted,

whichever is greater.